Exhibit 5.2

SIDLEY AUSTIN 39/F, TWO INT’L FINANCE CENTRE CENTRAL, HONG KONG +852 2509 7888 +852 2509 3110 FAX

August 20, 2025

TechCreate Group Ltd.

336 Smith Street, #06-303, New Bridge Centre

Singapore 050336

Re:	Registration Statement on Form F-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-1, Registration No. 333-289030, filed by TechCreate Group Ltd., an exempted company incorporated under the laws of the Cayman Islands with limited liability (the “Company”), on July 29, 2025 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Pre-Effective Amendment No. 1 being filed with the SEC on the date hereof (as amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of: (i) Class A Ordinary Shares, par value $0.0002 per share, of the Company (the “Shares”) and (ii) warrants to purchase Shares (the “Warrants”). The Shares and the Warrants are to be issued by the Company pursuant to an underwriting agreement between the Company and Revere Securities LLC., as representative of the Underwriters named therein, the form of which is being filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement and the exhibits thereto, including the form of the Underwriting Agreement and the form of the Warrants. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Partners | Constance Choy H.M., Desmond Ang C.K., (Stephanie) Chan C. M., (Christopher) Cheng C.H., Meng Ding, Dominic D. James, (Sherlyn) Lau S.Y.,
David K. Lee, Olivia Ngan S.M., (Raymond) Oh C.H., Yuet Ming Tham, Claudia Yu K.W., Yan Zhang
Registered Foreign Lawyers | Dhevine S. Chandrapala (England and Wales)*, (Carrie) Li J. (New York)*, Mevelyn Ong S.L. (New York),
David J. Ryan (Victoria), (Renee) Xiong Y. (New York)*, Liming Xu (New York)
Consultants | Hon Au Yeung, Sophia Tong, Douglas Tsang C.L., (Eva) Tsui Y.W, Alan Wong C.K., Felicity Wong K.Y., (Dennis) Wu T.L., Iris Yuen L.S.

* Partner of Sidley Austin Holding LLP (a Delaware Limited Liability Partnership)

Based on the foregoing, we are of the opinion that the Warrants will constitute valid and binding obligations of the Company when (i) the Registration Statement, as finally amended, shall have been declared effective under the Securities Act; and (ii) instruments representing such issue of Warrants shall have been duly executed and issued and duly delivered to Revere Securities LLC. or its assigns, all in accordance with the Underwriting Agreement as executed and delivered by the parties thereto.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

For purposes of this opinion letter, we have assumed that (i) the Company was duly organized or formed and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation and at all relevant times had, has and will have full right, power and authority to execute, deliver and perform its obligations under the Underwriting Agreement and the Warrants; (ii) each of Underwriting Agreement and the Warrants have been or, at their respective time of delivery will be, duly authorized, executed and delivered under the laws of the Cayman Islands; (iii) any Shares issuable upon exercise of the Warrants have been duly authorized and, when issued, will be legally and validly issued, fully paid and non-assessable; and (iv) each of the Underwriting Agreement and the Warrant will be in the form reviewed by us and will be governed by the laws of the State of New York.

We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof; (iii) imposing liquidated damages or penalties; (iv) regarding waiver of usury, stay, extension or similar laws; (v) regarding any obligation or agreement to use best efforts, reasonable best efforts or commercially reasonable efforts or any similar obligation or agreement; (vi) regarding choice of law; (vii) regarding specific performance or the grant of any power of attorney; or (viii) requiring any party to take further action or to enter into further agreements or instruments or to provide further assurances.

This opinion letter is limited to the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin